UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Distribution Declared
On November 6, 2013, KBS Real Estate Investment Trust, Inc.’s (the “Company”) board of directors declared a distribution in the amount of $0.3950 per share of common stock, or an aggregate amount of $75.0 million, to stockholders of record as of the close of business on November 8, 2013. The Company expects to pay this distribution on December 5, 2013. This distribution will be funded from the Company’s proceeds from the sales of real estate and cash flow from operations.
The Company expects that this special distribution will constitute a return of a portion of the stockholders’ invested capital for federal income tax purposes. Such distribution will also reduce the Company’s estimated value per share and this reduction will be reflected in the Company’s December 2013 updated estimated value per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: November 7, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer